Exhibit 99 (a)(5)(H)

 Strictly Confidential. Not for Distribution.  Project Feather  Selected Updated Trading & Public Market Observations  January 20, 2026

Preliminary Selected Companies Observations

(dollars in millions, except per share values)

	Selected Market Trading Information					Selected Multiple Information		
		% of	% Above			Enterprise Value [1] to Revenue [5]		
Selected Companies	Share Price [2]	52-Week High [3]	52-Week Low [3]	Equity Market Value [2] [4]	Enterprise Value [2] [4]	LTM	CY 2025E	CY 2026E
Certara, Inc.	$9.51	60.6%	18.5%	$1,565.9	$1,689.4	4.07x	4.04x	3.79x
Definitive Healthcare Corp.	$2.39	42.1%	11.2%	$374.9	$462.3	1.91x	1.93x	1.97x
Health Catalyst, Inc.	$2.31	39.0%	14.6%	$181.2	$250.8	0.79x	0.81x	0.83x
Indegene Limited	$5.47	72.8%	0.8%	$1,335.4	$1,195.6	3.57x	3.36x	2.85x
OptimizeRx Corporation	$12.15	54.6%	204.4%	$234.9	$244.2	2.23x	2.26x	2.01x
Simulations Plus, Inc.	$20.33	54.0%	64.1%	$409.6	$373.9	4.75x	4.70x	4.56x
Veradigm Inc. [6] [7]	$4.60	49.7%	53.3%	$549.7	$504.7	0.86x	0.84x	0.86x
Low		39.0%	0.8%			0.79x	0.81x	0.83x
Median		54.0%	18.5%			2.23x	2.26x	2.01x
Mean		53.3%	52.4%			2.60x	2.56x	2.41x
High		72.8%	204.4%			4.75x	4.70x	4.56x
Feather - Current Price (as of 1/16/26) [8] [9]	$2.09	51.9%	27.4%	$68.3	$40.1	1.40x	1.34x	1.25x
Feather - Unaffected Price (as of 8/22/25) [8] [9] [10]	$1.77	43.9%	7.9%	$56.9	$28.1	1.05x	0.96x	0.87x

Note: No company used in this analysis for comparative purposes is identical to the Company.

1. *Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
2. *Based on closing prices as of 1/16/26.*
3. *Based on market prices as of 1/16/26. Inclusive of intraday prices. Per Capital IQ.*
4. *Based on diluted shares.*
5. *Multiples based on forward looking financial information have been calendarized to the Company's fiscal year end of December 31st.*
6. *Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 1/16/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023 and CY 2024 filings outstanding as of 1/16/26. Financial information reflects public filings including unaudited Q2 CY 2025 business update dated 9/30/25 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates.*
7. *LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.*
8. *Based on public filings, analyst estimates, market data and other public information as of applicable date.*
9. *LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.*
10. *Reflects the last trading day prior to announcement of the Canary Proposal.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter.

Sources: Bloomberg, Capital IQ and public filings.

2 Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Summary of Selected Companies Multiples Changes vs. Prior Materials

(dollars in millions, except per share values)

	Included in Prior Materials (12/18/25)			Included in Current Materials (1/20/26)			Change vs. Prior Materials [1]		
	Market Data as of 12/12/25			*Market Data as of 1/16/26*					
	Enterprise Value [2] to Revenue [3]			Enterprise Value [2] to Revenue [3]			Enterprise Value [2] to Revenue [3]		
Selected Companies	**LTM**	**CY 2025E**	**CY 2026E**	**LTM**	**CY 2025E**	**CY 2026E**	**LTM**	**CY 2025E**	**CY 2026E**
Certara, Inc.	3.70x	3.67x	3.44x	4.07x	4.04x	3.79x	0.37x	0.37x	0.35x
Definitive Healthcare Corp.	1.86x	1.88x	1.91x	1.91x	1.93x	1.97x	0.05x	0.05x	0.06x
Health Catalyst, Inc.	0.83x	0.85x	0.87x	0.79x	0.81x	0.83x	(0.04x)	(0.04x)	(0.04x)
Indegene Limited	3.81x	3.59x	3.06x	3.57x	3.36x	2.85x	(0.24x)	(0.23x)	(0.21x)
OptimizeRx Corporation	2.44x	2.47x	2.20x	2.23x	2.26x	2.01x	(0.21x)	(0.22x)	(0.19x)
Simulations Plus, Inc.	4.47x	4.45x	4.30x	4.75x	4.70x	4.56x	0.28x	0.25x	0.25x
Veradigm Inc. [4] [5]	0.94x	0.91x	0.93x	0.86x	0.84x	0.86x	(0.07x)	(0.07x)	(0.07x)
Low	0.83x	0.85x	0.87x	0.79x	0.81x	0.83x	(0.04x)	(0.04x)	(0.04x)
Median	2.44x	2.47x	2.20x	2.23x	2.26x	2.01x	(0.21x)	(0.22x)	(0.19x)
Mean	2.58x	2.54x	2.39x	2.60x	2.56x	2.41x	0.02x	0.02x	0.02x
High	4.47x	4.45x	4.30x	4.75x	4.70x	4.56x	0.28x	0.25x	0.25x
Feather - Current Price [6] [7]	1.45x	1.38x	1.29x	1.40x	1.34x	1.25x	(0.05x)	(0.04x)	(0.04x)

Note: No company used in this analysis for comparative purposes is identical to the Company.

1. *Computed as current materials – prior materials.*
2. *Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
3. *Multiples based on forward-looking financial information may have been calendarized to the Company's fiscal year end of December 31st.*
4. *Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 1/16/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023 and CY 2024 filings outstanding as of 1/16/26. Financial information reflects public filings including unaudited Q2 CY 2025 business update dated 9/30/25 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates as of applicable date.*
5. *LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.*
6. *Based on public filings, analyst estimates, market data and other public information as of applicable date.*
7. *LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter.

Sources: Bloomberg, Capital IQ and public filings.

3 Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

0.00x  4.00x  8.00x  12.00x  16.00x  20.00x  Mar-21  Aug-21  Jan-22  Jun-22  Dec-22  Feather  May-23  Feb-25  Jul-25  Jan-26  Oct-23 Apr-24 Sep-24  Selected Companies Index³  Note: Multiples shown above are sourced directly from Capital IQ; as such, certain multiples may differ from figures shown on other pages. Excludes figures that are not available or not meaningful. Note: NTM revenue multiples greater than 20.00x deemed to be not meaningful.  Reflects data through 8/22/25, the last trading day completed prior to the announcement of the Canary Proposal.  Reflects data through 1/16/26.  Selected Companies Index includes Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Reflects median multiple.  Selected Trading Multiple Lookback Observations  Since Reverse Merger (3/3/21)  2.06x  1.17x  Feather vs. Selected Companies Index (Enterprise Value to NTM Total Revenue Lookback Since Reverse Merger)  Analyst estimates available beginning on 4/8/22 following the completion of the reverse merger on 3/3/21  Unaffected Date1  Since Reverse  Merger Average  Three-Year  Average  Two-Year  Average  One-Year  Average  Six-Month  Average  NMF  2.69x  2.17x  1.73x  1.38x  NMF  2.40x  1.91x  1.43x  1.23x  5.77x  3.21x  2.81x  2.56x  2.80x  Feather – Unaffected1  Feather – Current2  Selected Companies Index³  NTM refers to the following 12-month period for which financial information has not been made public; NMF refers to not meaningful. Source: Capital IQ as of 1/16/26.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  4

 (100.0%)  (80.0%)  80.0%  60.0%  40.0%  20.0%  0.0%  (20.0%)  (40.0%)  (60.0%)  100.0%  Mar-21  Aug-21  Jan-22  Oct-23  Jan-26  Feather  Jun-22 Dec-22 May-23  Selected Companies Index²  Apr-24 Sep-24 Feb-25 Jul-25  Nasdaq Composite Index - Total Return  On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.  Selected Companies Index is comprised of Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Total shareholder return information shown above reflects average return for the selected healthcare technology companies that were public over the entirety of the applicable time period.  Selected Relative Total Stockholder Return Performance Information  Lookback Since Reverse Merger (3/3/21)  Indexed Total Stockholder Returns  Feather vs. Selected Companies Index & Nasdaq Composite Index (Lookback Since Reverse Merger)  Unaffected as of 8/22/25¹  9.6%  (13.7%)  18.1%  Since Proposal3  Since 3/3/21 Return  (3/3/21 - 8/22/25)  Three-Year Return  (8/22/22 - 8/22/25)  Two-Year Return  (8/22/23 - 8/22/25)  One-Year Return  (8/22/24 - 8/22/25)  (87.9%)  (58.3%)  (29.2%)  (25.6%)  (74.5%)  (52.5%)  (28.2%)  (10.3%)  71.1%  77.7%  61.5%  22.8%  Feather  Selected Companies Index²  Nasdaq Composite Index - Total Return   Current as of 1/16/26   Feather  Selected Companies Index²  Three-Year Return  (1/16/23 - 1/16/26)  Two-Year Return  (1/16/24 - 1/16/26)  One-Year Return  (1/16/25 - 1/16/26)  (23.2%)  (19.6%)  0.0%  (61.3%)  (51.5%)  (10.0%)  3. Reflects total stockholder return since the Unaffected Date. Source: Capital IQ as of 1/16/26.  5  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

 29.8%  67.7%  2.5%  0.0% 0.0% 0.0% 0.0% 0.0%  $1.80- $1.90- $2.00- $2.10- $2.20- $2.30- $2.40- $2.50-  $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 $2.60  59.5%  40.5%  0.0% 0.0% 0.0% 0.0% 0.0% 0.0%  $1.80- $1.90- $2.00- $2.10- $2.20- $2.30- $2.40- $2.50-  $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 $2.60  0.1%  2.3%  9.3%  30.0%  25.2% 18.3%  6.9%  8.1%  $1.80- $1.90- $2.00- $2.10- $2.20- $2.30- $2.40- $2.50-  $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 $2.60  Canary Proposal1: $2.10  7.0  6.0  5.0  4.0  3.0  2.0  1.0  0.0  $1.75  $2.00  $2.25  $2.50  8/25/25  9/12/25  11/5/25  11/23/25  12/29/25  1/16/26  Feather  9/30/25 10/18/25  Daily Trading Volume  Last Two Months2  (11/16/25 to 1/16/26)  12/11/25  Canary Proposal¹  Last Month2  (12/16/25 to 1/16/26)  Closing Stock Price ($)  Daily Volume (millions)  On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.  The figures in the above charts are based on intraday trading activity in fifteen-minute increments over the designated period, per Bloomberg.  VWAP based on cumulative trading activity over designated period, per Bloomberg.  Selected Trading & VWAP Information  Since Canary Proposal1  Since Canary Proposal1,2  (8/25/25 to 1/16/25)  Historical Closing Per Share Common Stock Price & Daily Trading Volume Since Canary Proposal1 (8/25/25 to 1/16/25)  ~6.6 million shares of Feather common stock traded on 10/13/25, per Bloomberg  VWAP Volume: 9.1 million VWAP3: $2.41  Intraday High: $2.71 Intraday Low: $1.88  VWAP Volume: 1.2 million VWAP3: $2.12  Intraday High: $2.30 Intraday Low: $2.03  VWAP Volume: 0.6 million VWAP3: $2.10  Intraday High: $2.18 Intraday Low: $2.04  Canary Proposal1  VWAP refers to Volume Weighted Average Price.  Sources: Bloomberg and Capital IQ as of 1/16/26 and Canary Proposal.  6  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  Canary Proposal1  Canary Proposal1

 0.0%  0.5%  8.0%  13.8%  15.9%  5.0%  0.0%  56.8%  $1.80-  $1.90  $1.90-  $2.00  $2.00-  $2.10  $2.10-  $2.20  $2.20-  $2.30  $2.30-  $2.40  $2.40-  $2.50  $2.50-  $2.60  0.1%  2.3%  9.3%  30.0%  25.2%  18.3%  6.9%  8.1%  $1.80-  $1.90  $1.90-  $2.00  $2.00-  $2.10  $2.10-  $2.20  $2.20-  $2.30  $2.30-  $2.40  $2.40-  $2.50  $2.50-  $2.60  On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.  Figures in the above charts based on cumulative trading activity over designated period, per Bloomberg.  Figures in the above charts are based on intraday trading activity in fifteen-minute increments over the designated period, per Bloomberg.  Selected Trading & VWAP Information (cont.) Since Canary Proposal1  All Trading Days  Excluding 10/13/25  VWAP Volume: 3.9 million VWAP2: $2.19  Excluding 10/13/25  VWAP Volume: 3.8 million VWAP3: $2.18  Based on Daily VWAP Information  All Trading Days  Canary Proposal1  VWAP Volume: 8.9 million VWAP2: $2.40  Based on Real-Time VWAP Information  VWAP Volume: 5.2 million VWAP3: $2.24  Canary Proposal1  Canary Proposal1  Canary Proposal1  12.8%  41.4%  29.5%  12.4%  0.0%  1.1%  0.0%  0.0%  0.1%  3.1%  0.7%  0.0%  $1.80-  $1.90-  $2.00-  $2.10-  $2.20-  $2.30-  $2.40-  $2.50-  $1.80-  $1.90-  $2.00- $2.10-  $2.20-  $2.30-  $2.40-  $2.50-  $1.90  $2.00  $2.10  $2.20  $2.30  $2.40  $2.50  $2.60  $1.90  $2.00  $2.10 $2.20  $2.30  $2.40  $2.50  $2.60  VWAP refers to Volume Weighted Average Price. Sources: Bloomberg as of 1/16/26 and Canary Proposal.  7  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  18.6%  31.9%  36.8%  11.6%

 Per Share Common Stock Price  $2.10  $2.15  $2.20  $2.25  $2.30  $2.35  $2.40  $2.45  $2.50  Implied Premiums / (Discounts):  Metric:  8/22/25 Unaffected Stock Price  $1.77  18.6%  21.5%  24.3%  27.1%  29.9%  32.8%  35.6%  38.4%  41.2%  30-Day Unaffected VWAP [1]  $1.94  8.4%  11.0%  13.5%  16.1%  18.7%  21.3%  23.9%  26.4%  29.0%  1/16/26 Closing Stock Price  $2.09  0.5%  2.9%  5.3%  7.7%  10.0%  12.4%  14.8%  17.2%  19.6%  10-Day VWAP  $2.10  (0.0%)  2.4%  4.8%  7.1%  9.5%  11.9%  14.3%  16.7%  19.0%  20-Day VWAP  $2.10  0.1%  2.5%  4.9%  7.3%  9.6%  12.0%  14.4%  16.8%  19.2%  30-Day VWAP  $2.11  (0.4%)  2.0%  4.4%  6.8%  9.1%  11.5%  13.9%  16.2%  18.6%  VWAP Since Announcement (8/25/25) [2]  $2.41  (12.7%)  (10.7%)  (8.6%)  (6.5%)  (4.4%)  (2.4%)  (0.3%)  1.8%  3.9%  12-Month VWAP  $2.38  (11.9%)  (9.8%)  (7.7%)  (5.6%)  (3.5%)  (1.4%)  0.6%  2.7%  4.8%  52-Week Intraday High (2/18/25)  $4.03  (47.9%)  (46.7%)  (45.4%)  (44.2%)  (42.9%)  (41.7%)  (40.4%)  (39.2%)  (38.0%)  52-Week Intraday Low (8/22/25)  $1.64  28.0%  31.1%  34.1%  37.2%  40.2%  43.3%  46.3%  49.4%  52.4%  Implied Multiples:  Implied EV / LTM Total Revenue [3]  $28.6  1.42x  1.48x  1.54x  1.59x  1.65x  1.71x  1.77x  1.82x  1.88x  Implied EV / CY 2025E Total Revenue [4]  $29.8  1.36x  1.42x  1.47x  1.53x  1.59x  1.64x  1.70x  1.75x  1.81x  Implied EV / CY 2026E Total Revenue [4]  $33.7  1.21x  1.26x  1.31x  1.35x  1.40x  1.45x  1.50x  1.55x  1.60x  Sources: Bloomberg, Capital IQ, public filings, Company management, Canary Proposal and Feather Financial Projections.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  8  Illustrative Per Share Price  Illustrative Implied Premiums & Multiples Information  (dollars and shares in millions, except per share values)  Note: The calculations and sensitivities shown are provided for illustrative purposes only and are not intended to be indicative of or provide any conclusions regarding valuation.  Note: Calculations herein do not give consideration to potential future earnout consideration receivable. Note: VWAP information based on cumulative trading activity over designated period, per Bloomberg.  Reflects the volume-weighted average price for the thirty trading days ending on the Unaffected Date.  Reflects the volume-weighted average price since the Unaffected Date.  Enterprise value information per Company management and public filings. Reflects pro forma revenue for the acquisition of Kiwi, per Company management.  Enterprise value information per Company management and public filings. Revenue estimates based on Feather Financial Projections.   On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share. CY refers to Calendar Year; E refers to Estimated; EV refers to Enterprise Value; VWAP refers to Volume Weighted Average Price.  LTM refers to the most recently completed 12-month period for which information has been made public.  Canary Proposal5  12/18/25  Counter Proposal

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